  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-287273
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 14, 2025)
California Water Service Group
Common Stock
Having an Aggregate Offering Price of up to $350,000,000
We have entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Robert W. Baird & Co. Incorporated, BofA Securities, Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC, RBC Capital Markets, LLC, Blaylock Van, LLC and Samuel A. Ramirez & Company, Inc., each as sales agent and/or, as Forward Seller (as defined below) (in any such capacity, each, a “Manager” and, together, the “Managers”) and the Forward Purchasers (as defined below), providing for the offer and sale of shares of our common stock, par value $0.01 per share (“our common stock”), having an aggregate gross sales price of up to $350,000,000, from time to time through the Managers, acting as our sales agents, or, if applicable, as Forward Sellers, or directly to one or more of the Managers, acting as principal.
Sales of shares of our common stock, if any, as contemplated by this prospectus supplement made through the Managers, as our sales agents or as Forward Sellers, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law. The Equity Distribution Agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the Managers, we may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), with each of Robert W. Baird & Co. Incorporated, Bank of America, N.A., Morgan Stanley & Co. LLC, Wells Fargo Bank, National Association and Royal Bank of Canada, or one of their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through a Manager, acting as sales agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. We refer to a Manager, when acting as sales agent for a Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.” We will not receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through the applicable Manager, as Forward Seller.
We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share at such time. However, subject to certain exceptions and conditions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution” in this prospectus supplement.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus, may be made by any method deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). None of the Managers, whether acting as our sales agent or, if applicable, as Forward Seller, is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed, subject to the terms and conditions of the Equity Distribution Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell shares of our common stock on the terms agreed upon by such Manager, us and, in the case of shares offered through such Manager as Forward Seller, the relevant Forward Purchaser from time to time. The Equity Distribution Agreement provides that the shares of our common stock offered and sold through the Managers, as our sales agents or as Forward Sellers, pursuant to the Equity Distribution Agreement will be offered and sold through only one Manager at any given time.
We will pay the applicable Manager a commission at a rate equal to 1.0% of the gross sales price of the shares of our common stock sold through such Manager, as our sales agent. In connection with each forward sale agreement, we will pay the applicable Manager, as Forward Seller, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a rate equal to 1.0% of the gross sales price of the borrowed shares of our common stock sold through such Manager, as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any dividends having an “ex-dividend” date during such forward selling period). See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for additional information, including regarding the compensation to be paid to the Managers.
Under the terms of the Equity Distribution Agreement, we may also sell shares of our common stock to one or more of the Managers as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the Managers as principal, we will enter into a separate written agreement with such Manager or Managers, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CWT.” On May 12, 2025, the last reported sale price of our common stock on the NYSE was $47.02 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 2 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a description of various risks you should consider in evaluating an investment in the shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
BairdBofA SecuritiesMorgan StanleyWells Fargo Securities Janney Montgomery ScottRBC Capital Markets
Blaylock Van, LLC Ramirez & Co., Inc.
The date of this prospectus supplement is May 14, 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. You should read this entire prospectus supplement along with the accompanying prospectus and the documents incorporated by reference described under “Where You Can Find More Information” in this prospectus supplement before investing in our common stock. These documents contain information you should consider when making your investment decision. You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any “free writing prospectus” we may authorize to be delivered to you. We have not, and the Managers and the Forward Purchasers have not, authorized anyone to provide you with different or additional information. We, the Managers and the Forward Purchasers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different, additional or inconsistent information, you should not rely on it.
In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying prospectus combined.
We are not, and the Managers and the Forward Purchasers are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.
Unless the context otherwise requires, references in this prospectus supplement to “we,” “us” and “our” refer to California Water Service Group.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995.
Forward-looking statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference are based on currently available information, expectations, estimates, assumptions and projections, and our management’s beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our documents, statements that are not historical in nature, including words like “will,” “would,” “expects,” “intends,” “plans,” “believes,” “may,” “could,” “estimates,” “assumes,” “anticipates,” “projects,” “progress,” “predicts,” “hopes,” “targets,” “forecasts,” “should,” “seeks,” “indicates,” or variations of these words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results may vary materially from what is contained in a forward-looking statement.
Factors which may cause actual results to be different than those expected or anticipated include, but are not limited to:
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the outcome and timeliness of regulatory commissions’ actions concerning rate relief and other matters, including with respect to the 2024 California general rate case (“GRC”);

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the impact of opposition to rate increases;

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our ability to recover costs;

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federal governmental and state regulatory commissions’ decisions, including decisions on proper disposition of property;

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changes in state regulatory commissions’ policies and procedures, such as the California Public Utilities Commission’s decision in 2020 to preclude companies from proposing full decoupling (which impacted our 2021 California GRC);

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changes in California State Water Resources Control Board water quality standards;

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changes in environmental compliance and water quality requirements;

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the impact of weather, climate change, natural disasters, including wildfires and landslides, and actual or threatened public health emergencies, including disease outbreaks, on our operations, water quality, water availability, water sales and operating results and the adequacy of our emergency preparedness;

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electric power interruptions, especially as a result of Public Safety Power Shutoff or similar programs;

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availability of water supplies;

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our ability to invest or apply the proceeds from the issuance of common stock in an accretive manner;

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consequences of eminent domain actions relating to our water systems;

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increased risk of inverse condemnation losses as a result of the impact of weather, climate change, and natural disasters, including wildfires and landslides;

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housing and customer growth;

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our ability to renew leases to operate water systems owned by others on beneficial terms or at all;

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issues with the implementation, maintenance or security of our information technology systems;

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civil disturbances or terrorist threats or acts;

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the adequacy of our efforts to mitigate physical and cyber security risks and threats;

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the ability of our enterprise risk management processes to identify or address risks adequately;

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labor relations matters as we negotiate with the unions representing our employees;

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changes in customer water use patterns and the effects of conservation, including as a result of drought conditions;

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our ability to complete, in a timely manner or at all, successfully integrate, and achieve anticipated benefits from announced acquisitions;

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restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends;

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risks associated with expanding our business and operations geographically;

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the impact of stagnating or worsening business and economic conditions, including inflationary pressures, general economic slowdown or a recession, changes in tariff policy and uncertainty regarding tariffs and other retaliatory trade measures, the interest rate environment, changes in monetary policy, adverse capital markets activity or macroeconomic conditions as a result of geopolitical conflicts, and the prospect of a shutdown of the U.S. federal government;

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the impact of market conditions and volatility on unrealized gains or losses on our non-qualified benefit plan investments and our operating results;

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the impact of weather and timing of meter reads on our accrued unbilled revenue;

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the impact of evolving legal and regulatory requirements and policy positions, including in environmental, social and governance matters;

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the impact of the evolving U.S. political environment that has led to, in some cases, legal challenges and uncertainty around the funding, functioning and policy priorities of U.S. federal regulatory agencies and the status of current and future regulations; and

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the risks set forth in “Risk Factors” included beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference, including the Annual Report on Form 10-K for the year ended December 31, 2024.

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement or as of the date of the accompanying prospectus or any document incorporated by reference, as applicable. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. Because this is a summary, it is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and this offering of our common stock, we encourage you to read this prospectus supplement and the accompanying prospectus in their entirety, as well as additional information described under “Where You Can Find More Information.” References in this prospectus supplement to “common stock” refer to our common stock, $0.01 par value per share.
California Water Service Group
California Water Service Group is a holding company incorporated in Delaware with seven operating subsidiaries: California Water Service Company (“Cal Water”), Washington Water Service Company (“Washington Water”), New Mexico Water Service Company (“New Mexico Water”), Hawaii Water Service Company, Inc. (“Hawaii Water”), TWSC, Inc. (“Texas Water”), CWS Utility Services, and HWS Utility Services LLC. Cal Water, Washington Water, New Mexico Water, and Hawaii Water are regulated public utilities. Texas Water is a holding company with regulated and contracted wastewater utilities.
The regulated utility entities also provide non-regulated services. CWS Utility Services and HWS Utility Services LLC hold non-utility property and provide non-regulated services to private companies and municipalities outside of California. Cal Water was the original operating company that began operations in 1926.
Our business is conducted through our operating subsidiaries and we provide utility services to approximately two million people. The bulk of our business consists of the production, purchase, storage, treatment, testing, distribution and sale of water for domestic, industrial, public and irrigation uses, and the provision of domestic and municipal fire protection services. In some areas we provide wastewater collection and treatment services, including treatment which allows water recycling. We also provide non-regulated water-related services under agreements with municipalities and other private companies. The non-regulated services include full water system operation, meter reading, and billing services. Non-regulated operations also include the lease of communication antenna sites, lab services and promotion of other non-regulated services.
Our principal executive office is located at 1720 North First Street, San Jose, California 95112, and our telephone number is 408-367-8200. Our common stock is traded on the New York Stock Exchange under the symbol “CWT.”

The Offering
The following is a brief summary of the terms of this offering. For a more complete description of our common stock, see “Description of Capital Stock” beginning on page 5 of the accompanying prospectus.
Issuer
California Water Service Group
Common stock offered
We have entered into an equity distribution agreement dated May 14, 2025, with the Managers, the Forward Sellers and the Forward Purchasers providing for the offer and sale of Shares of common stock having an aggregate offering price of up to $350,000,000 from time to time. The shares of common stock include newly issued shares that may be offered and sold by us to or through the Managers, acting as our sales agents or as principal, and borrowed shares of common stock that may be offered and sold by the Forward Purchasers through the Forward Sellers. We will not receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through a Forward Seller. For additional information, see “Plan of Distribution.”
Common stock outstanding after the offering(1)
Up to 67,013,781 shares of common stock, assuming sales at a price of $47.02 per share, which was the last reported sale price of our common stock on the NYSE on May 12, 2025, and full physical settlement of any forward sale agreements. The actual number of shares will vary depending on the sales prices at which our common stock is sold under the offering.
Manner of offering
“At the market” offering that may be made from time to time through the Managers. See “Plan of Distribution” on page S-16 of this prospectus supplement.
Transfer Agent and Registrar
Computershare Trust Company, N.A.
Use of proceeds
We intend to use the net cash proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Managers and any net cash proceeds we receive upon settlement of any forward sale agreement with the relevant Forward Purchasers for general corporate purposes, which may include working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities. See “Use of Proceeds” on page S-10.
Risk factors
Investing in our common stock involves risks. You should read the “Risk Factors” section, beginning on page S-6 of this prospectus supplement and on page 2 of the accompanying prospectus, and in our most recent Annual Report on Form 10-K and any subsequent reports incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
NYSE symbol
“CWT”

(1)
The number of shares of our common stock outstanding after the offering set forth above is estimated and could vary based on actual offering size and is based on 59,570,140 shares of common stock outstanding as of March 31, 2025 and includes the shares to be sold by us in this offering. The number of shares outstanding after the offering excludes 91,400 shares issuable upon the vesting of restricted stock awards outstanding, 388,986 shares issuable upon the vesting of restricted stock units outstanding and 2,456,409 shares of common stock reserved for future issuance under our equity compensation plans, each as of March 31, 2025.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement or incorporated by reference in this prospectus supplement, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent reports that are incorporated by reference herein in their entirety. If any of the risks incorporated by reference herein or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. Moreover, some of the factors, events and contingencies discussed below may have occurred in the past, but the disclosures below are not representations as to whether or not the factors, events or contingencies have occurred in the past and instead reflect our beliefs and opinions as to the factors, events, or contingencies that could materially and adversely affect us in the future.
Risks Related to and Investment in our Common Stock and this Offering
If you purchase our common stock in this offering, you may experience dilution as a result of future issuances of securities.
The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. To the extent outstanding restricted stock units or restricted stock awards are vested and settled, there will be further dilution to new investors. In addition, we may issue additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering and investors purchasing shares or other securities in the future could have rights superior to existing shareowners.
The market price of our common stock may fluctuate significantly.
The market price of our common stock could be subject to significant fluctuations in response to many factors, including:
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our financial condition, performance, liquidity and prospects;

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the market for similar securities;

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our issuance of common stock or other securities;

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investors’ perceptions of us, our industry, our prospects, and our risks;

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changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or our industry generally, and our ability to meet those estimates;

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announcements by us or third parties of significant claims or proceedings against us;

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government action or regulation;

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our dividend policy;

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sales, or anticipated sales, of large blocks of our common stock;

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changes in the ratings of our securities;

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general economic, capital markets and utility services market conditions; and

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other factors described under “Forward-Looking Statements”.

In addition, the stock markets in general, including the New York Stock Exchange, are subject to significant price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance and may affect adversely the market price of our common stock.
We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.
We intend to use the net cash proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Managers and any net cash proceeds we receive upon settlement of any forward sale agreement with the relevant Forward Purchasers for general corporate purposes, which may include working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.
The actual number of shares we will issue under the Equity Distribution Agreement and the forward sale agreements, at any one time or in total, is uncertain.
Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to submit orders to the Managers at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by the Managers after receipt of an order will fluctuate based on the market price of our common stock during the sales period and limits we set with the Managers. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued. In addition, because we have the discretion, subject to the terms of the forward sale agreements, to cash settle or net share settle any forward sale agreements, we may issue fewer shares than the number of shares underlying any forward sale agreement, and we may receive shares from the applicable Forward Purchaser.
The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Settlement provisions contained in any forward sale agreement subject us to certain risks.
Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the transaction underlying such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (i) insufficient shares of our common stock have been made available for borrowing by securities lenders or (ii) such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our common stock that constitutes an extraordinary dividend or is payable in (i) cash in excess of specified amounts (other than an extraordinary dividend), (ii) securities of another company as a result of a spin-off or similar transaction or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (i) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (ii) occurs that would constitute a hedging disruption or a change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share.
The forward price we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a specified floating interest rate factor less a spread. If the specified floating interest rate factor is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of dividends we expect to declare on our common stock during the term of such forward sale agreement.
Except under certain circumstances and conditions, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

If the price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser. See “Plan of Distribution — Sales Through Forward Sellers.”

In addition, the purchase of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we may owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser may owe us upon settlement of the applicable forward sale agreement.
In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from any forward sales of shares of our common stock under such agreement.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward price per share in respect of those shares of our common stock.

USE OF PROCEEDS
We may issue and sell, and the Forward Purchasers may offer and sell, shares of our common stock having aggregate sales proceeds of up to $350,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use the net cash proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Managers and any net cash proceeds we receive upon settlement of any forward sale agreement with the relevant Forward Purchasers for general corporate purposes, which may include, without limitation, working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Manager, as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser and the relevant Manager, as Forward Seller. Each Forward Purchaser will be either the applicable Manager (or its affiliate) or another Manager (or its affiliate), as designated by the applicable Manager, as Forward Seller, and agreed to by such Forward Purchaser and by us. As a result, the Manager, as Forward Seller, and the applicable Forward Purchaser will receive the proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to a “non-U.S. holder” (as defined below) of the ownership and sale, exchange or other taxable disposition of our common stock that is purchased pursuant to this offering. This discussion does not provide a complete analysis of all potential U.S. federal income or other tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended, or Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, in each case, as currently in effect. These authorities may change at any time, possibly on a retroactive basis, or may be subject to differing interpretations. We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our common stock.
This discussion does not address the tax considerations arising under the U.S. federal alternative minimum tax, the net investment income tax, or the laws of any state, local or non-U.S. jurisdiction, or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:
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banks, insurance companies or other financial institutions (including the Managers, Forward Purchasers, or Forward Sellers);

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partnerships or entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

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corporations that accumulate earnings to avoid U.S. federal income tax;

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tax-exempt or governmental organizations or tax-qualified retirement plans;

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real estate investment trusts or regulated investment companies;

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controlled foreign corporations or passive foreign investment companies;

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persons who acquired our common stock pursuant to the exercise of an employee stock option or otherwise as compensation for services;

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brokers, dealers, or traders in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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persons that own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);

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certain former citizens or long-term residents of the United States;

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persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

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qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

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persons that do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

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persons deemed to sell our common stock under the constructive sale provisions of the Code.

If a partnership or entity or arrangement classified as a partnership for U.S. federal income tax purposes is a beneficial owner of our common stock, the tax treatment of a partner in the partnership or an owner of the entity or arrangement will depend upon the status of the partner or other owner and the activities of the partnership or other entity or arrangement. For example, if we are or become a USRPHC (as defined below) it is the position of the Internal Revenue Service that the 5% Test (as defined below) applies at the partnership level, which could affect non-U.S. partners in U.S. partnerships. Accordingly, this discussion does not address U.S. federal income tax considerations applicable to partnerships that hold our common stock, and partners in such partnerships should consult their tax advisors.
Investors considering the purchase of our common stock should consult their own tax advisors regarding the application of the U.S. federal income, gift and estate tax laws to their particular situations and the consequences of non-U.S., state or local laws, and tax treaties.
Non-U.S. Holder Defined
For purposes of this section, a “non-U.S. holder” is any holder of our common stock, other than a partnership for U.S. federal income tax purposes, that is not:
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an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state therein or the District of Columbia or otherwise treated as such for U.S. federal income tax purposes;

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a trust that (1) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person; or

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an estate whose income is subject to U.S. federal income tax regardless of source.

Distributions
A distribution on shares of our common stock will generally constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A distribution in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale, exchange or other taxable disposition of our common stock. See “— Sale, Exchange or Other Taxable Disposition of Common Stock.”
Subject to discussions below on backup withholding and FATCA (as defined below), any distribution made to a non-U.S. holder on our common stock that is not effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and is treated as a dividend for federal income tax purposes will generally be subject to U.S. withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Distributions received by a non-U.S. holder that are treated as dividends for U.S. federal income tax purposes, are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, and, if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, are attributable to a permanent establishment maintained (or in the case of an individual, a fixed base) by the non-U.S. holder in the United States, are not subject to such withholding tax. To obtain this exemption, a non-U.S. holder generally must provide us or our paying agent with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected distributions, although not subject to U.S. withholding tax, are generally taxed at the same rates applicable to U.S. persons, net of certain deductions and credits. In addition to the tax described above, distributions received by corporate non-U.S. holders that are effectively connected with a U.S. trade or business of the corporate non-U.S. holder may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items, although an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence might provide for a lower rate.

If we make a distribution on our common stock in excess of our current and accumulated earnings and profits and we are a USRPHC as described below under “— Sale, Exchange or Other Taxable Disposition of Common Stock” (or we were treated as a “USRPHC” at any time during the five-year period ending on the date of a distribution), the applicable withholding agent may satisfy any withholding requirements by treating the entire distribution as a dividend that is subject to the withholding rules generally as described in the second paragraph of this section “— Distributions” (and withhold at a rate generally as described in such paragraph, but at a rate no less than 15% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or the applicable withholding agent could treat only the amount of the distribution reasonably estimated to be paid from our current and accumulated earnings and profits as a dividend that is generally subject to the withholding rules as described in the second paragraph of this section “— Distributions,” with the excess portion of the distribution (if any) treated generally as the result of a sale of shares in a USRPHC (discussed below under “— Sale, Exchange or Other Taxable Disposition of Common Stock”). To receive the benefit of a reduced treaty rate on distributions, a non-U.S. holder must provide the withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form) certifying qualification for the reduced rate. Because we can provide no assurance that we are not a USRPHC, an applicable withholding agent may apply the rules applicable to distributions by USRPHCs (as described in the preceding sentence).
Sale, Exchange or Other Taxable Disposition of Common Stock
Subject to the discussion below regarding backup withholding and FATCA, non-U.S. holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other taxable disposition of our common stock unless:
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the gain (1) is considered effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and (2) if required by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

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the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other taxable disposition of our common stock, and certain other requirements are met; or

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subject to certain exceptions, our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax at the same rates applicable to U.S. persons, net of certain deductions and credits. A non-U.S. holder that is a corporation may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to a flat 30% tax (or such reduced rate as may be specified by an applicable income tax treaty) which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we may be or later become a USRPHC, but we have made no determination to that effect. Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax, and a 15 percent (15%) withholding tax would not apply to the gross proceeds from such sale or other taxable disposition, if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and/or constructively, 5% or less of our common stock, the 5% Test, throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. If we are or were to become a USRPHC and our common stock is not or ceases to be regularly traded on an established securities market, a non-U.S. holder (regardless of the percentage of stock owned) generally would be subject to U.S. federal income tax on a net income basis, as described above, on any gain realized from the sale or other taxable disposition of our common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Backup Withholding and Information Reporting
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder of our common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the non-U.S. holder and may entitle the non-U.S. holder to a refund from the IRS, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act, or FATCA
Under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), a U.S. federal withholding tax of 30% may apply to dividends on and, subject to the discussion of certain proposed U.S. Treasury regulations below, the gross proceeds of a disposition of, our common stock paid to a foreign financial institution (as specifically defined by applicable rules), including when the foreign financial institution holds our common stock on behalf of a non-U.S. holder, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding U.S. account holders of such institution (which may include certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. This U.S. federal withholding tax of 30% applies to dividends on and, subject to the discussion of certain proposed U.S. Treasury regulations below, would also apply to the gross proceeds of a disposition of, our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any “substantial United States owners” (as defined in the Code) or provides identifying information regarding each such substantial United States owner of the entity. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules.
The U.S. Treasury released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. Taxpayers may generally rely on the proposed regulations until final regulations are issued.

We will not pay additional amounts or “gross up” payments to non-U.S. holders as a result of any withholding imposed under FATCA. Under certain circumstances, a non-U.S. holder may be eligible for a refund or credit of such tax or withholding.
Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.
The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of the sale, exchange or other taxable disposition of our common stock, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION
We have entered into the Equity Distribution Agreement, dated May 14, 2025 with the Managers and Forward Purchasers, providing for the offer and sale of shares of our common stock having an aggregate gross sales price of up to $350,000,000, from time to time through the Managers, acting as our sales agents, or, if applicable, as Forward Sellers, or directly to one or more of the Managers, acting as principal.
The Equity Distribution Agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the Managers, we may enter into separate forward sale agreements with the Forward Purchasers. If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Manager, acting as sales agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. We will not receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through the applicable Manager, as Forward Seller.
Sales of shares of our common stock, if any, as contemplated by this prospectus supplement made through the Managers, as our sales agents or as Forward Sellers, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.
Each time we wish to issue and sell shares of our common stock, or we wish for the Forward Purchaser to offer and sell, through the applicable Forward Seller, shares of our common stock, under the Equity Distribution Agreement, we will notify the Managers of the maximum number of shares to be sold, the minimum price per share at which such shares may be sold and other sales parameters as we deem appropriate. None of the Managers, whether acting as our sales agent or, as applicable, as Forward Seller, is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed, subject to the terms and conditions of the Equity Distribution Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell shares of our common stock on the terms agreed upon by such Manager, us and, in the case of shares offered through such Manager as Forward Seller, the relevant Forward Purchaser from time to time. The Equity Distribution Agreement provides that shares of our common stock offered and sold through the Managers, as our sales agent or as Forward Sellers, pursuant to the Equity Distribution Agreement will be offered and sold through only one Manager at any given time.
We will report at least quarterly the number of shares of common stock sold through the Managers pursuant to the equity distribution agreement, the net proceeds received by us from such sales and the compensation paid by us to the Managers with respect to such sales.
The offering pursuant to the Equity Distribution Agreement will terminate upon the termination of the Equity Distribution Agreement as permitted therein.
We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Managers under the terms of the Equity Distribution Agreement, will be approximately $1.0 million. We have also agreed to reimburse the Managers for certain of their expenses in an amount up to $10,000.
Sales Through Managers as Our Sales Agents or to Managers as Principal
In connection with any offers of shares of our common stock through a Manager, acting as our sales agent, we will deliver instructions directing such Manager, as our sales agent, to offer and sell the applicable shares of common stock on our behalf. Such instructions shall specify the maximum number of shares to be sold on such trading day or any limitations on the number of shares that may be sold on any one day and the minimum price per share at which such shares may be sold. Subject to, among other things, the terms and conditions in the Equity Distribution Agreement and the acceptance of such instructions from us by the applicable Manager, such Manager has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell, as our sales agent, all of the shares so designated for sale by us in accordance with such instructions, on the terms and subject to the conditions set forth in the Equity Distribution Agreement. We or any Manager may at any time immediately suspend the offering of shares of our common stock through such Manager, as our sales agent, upon notice to the other party.
The applicable Manager will provide written confirmation to us following the close of trading on the NYSE on each day on which shares of our common stock are sold through such Manager, as our sales agent, under the Equity Distribution Agreement. Each confirmation will include the number of shares of our common stock sold on that day, the gross offering proceeds received from such sale, the aggregate net proceeds and the compensation payable by us to such Manager in connection with such sales of our common stock.
We will pay the applicable Manager a commission at a rate equal to 1.0% of the gross sales price of the shares of our common stock sold through such Manager, as our sales agent under the Equity Distribution Agreement.
Under the terms of the Equity Distribution Agreement, we may also sell shares of our common stock to one or more of the Managers, as principal, at a price to be agreed upon at the time of sale. If we sell shares to one or more of the Managers as principal, we will enter into a separate written agreement with such Manager or Managers, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement. None of the Managers has any obligation to purchase shares of common stock from us and may elect whether or not to do so in its sole and absolute discretion.
We expect that settlement for sales of our common stock through a Manager, acting as our sales agent, or to a Manager, acting as principal, as well as settlement between such Manager and buyers of such shares in the market, will occur on the first business day (or on such other date as may be agreed upon by the relevant parties) following the respective dates on which any such sales are made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligations of each Manager under the Equity Distribution Agreement are subject to a number of conditions, which such Manager may waive in its sole and absolute discretion.
Sales Through Forward Sellers
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Manager, acting as sales agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement.
In connection with any forward sale agreement, we will deliver instructions to the relevant Manager directing such Manager, as Forward Seller, to offer and sell the applicable borrowed shares of our common stock on behalf of the relevant Forward Purchaser. Such instructions shall specify the maximum number of shares to be sold on such trading day and the minimum price per share at which such shares may be sold, among other specifications. Subject to, among other things the terms and conditions in the Equity Distribution Agreement and the acceptance of such instructions from us by the applicable Manager, such Manager has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell, as Forward Seller, all of the shares so designated for sale by us in accordance with such instructions. We or the applicable Manager may at any time immediately suspend the offering of shares of our common stock through such Manager, as Forward Seller, upon notice to the other party.
The applicable Manager will provide written confirmation to us following the close of trading on the NYSE on each day on which shares of our common stock are sold through such Manager, as Forward Seller, under the Equity Distribution Agreement. Each confirmation will include the number of shares of our common stock sold on that day, the gross offering proceeds received from such sale, the net proceeds and the compensation payable by us or the applicable Forward Purchaser, as applicable, to such Manager in connection with such sales of our common stock.
In connection with each forward sale agreement, we will pay the applicable Manager, as Forward Seller, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a rate equal to 1.0% of the gross sales price of the borrowed shares of our common stock sold through such Manager, as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any dividends having an “ex-dividend” date during such forward selling period).
We expect that settlement between a Forward Purchaser and the relevant Manager, as Forward Seller, for sales of borrowed shares of our common stock, as well as settlement between such Manager and buyers of such shares in the market, will occur on the first business day (or on such other date as may be agreed upon by the relevant parties) following the respective dates on which any such sales are made in return for the payment of the net proceeds therefor. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligations of a Forward Purchaser and the applicable Manager, as Forward Seller, under the Equity Distribution Agreement are subject to a number of conditions, which such Forward Purchaser and Manager, respectively, may waive in their sole and absolute discretion.
Pursuant to each forward sale agreement, if any, we will have the right to issue and deliver to the Forward Purchaser party thereto a specified number of shares of our common stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, as described below, for all or any portion of such shares. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the Equity Distribution Agreement by the relevant Manager, as Forward Seller, during the applicable forward selling period for such shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement (subject to certain possible adjustments for daily accruals and any dividends having an “ex-dividend” date during such forward selling period). Thereafter, the forward price will be subject to the price adjustment provisions of the applicable forward sale agreement, as described in the next paragraph. We will not receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through a Manager, as Forward Seller.
We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement Although, we will generally have the right, subject to certain exceptions and conditions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale agreement. If we elect or are deemed to have elected to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the forward price per share at such time under such forward sale agreement and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a specified floating interest rate factor less a spread. If the specified floating interest rate factor is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of dividends we expect to declare on our common stock during the term of such forward sale agreement.
We expect that, before any issuance of shares of our common stock upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, funds from operations per share and adjusted funds from operations per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, funds from operations per share or adjusted funds from operations per share as a result of such forward sale agreement except during periods when the average market price of our common stock is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on the specified floating interest rate factor less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of shares of our common stock by us will result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share.
Except under certain circumstances and conditions, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

If the price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser.
In addition, the purchase of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we may owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser may owe us upon settlement of the applicable forward sale agreement.
Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the transaction underlying such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (i) insufficient shares of our common stock have been made available for borrowing by securities lenders or (ii) such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our common stock that constitutes an extraordinary dividend or is payable in (i) cash in excess of specified amounts (other than an extraordinary dividend), (ii) securities of another company as a result of a spin-off or similar transaction, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (i) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (ii) occurs that would constitute a hedging disruption or a change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share.
In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our common stock pursuant to such forward sale agreements, and we would not receive any proceeds pursuant to the forward sale agreements. For further information, see “Risk Factors — In case of our bankruptcy or insolvency, any forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from any forward sales of shares of our common stock under such agreement.”
The descriptions of certain provisions of the forward sale agreements in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the Equity Distribution Agreement, and the Equity Distribution Agreement has been or will be filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where To Find Additional Information” in the accompanying prospectus.
Other Relationships
In the ordinary course of their business activities, the Managers, the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours. In the case of any Managers, any Forward Purchasers or their respective affiliates that have lending relationships with us, certain of those Managers, Forward Purchasers and/or their respective affiliates may routinely hedge, and certain other of those Managers, Forward Purchases and their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policy. Typically, those Managers, Forward Purchasers or their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in our securities. The Managers, the Forward Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M, the Managers and the Forward Purchasers will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus.
Conflicts of Interest
As described above under “Use of Proceeds,” we may use net proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Managers and net proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers for general corporate purposes, which may include working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities.
As described above, to the extent that we use net proceeds, if any, we receive from this offering or from settlement under any forward sale agreements to repay or repurchase any such other debt securities or indebtedness of ours that may be held by any of the Managers, the Forward Sellers or their respective affiliates, such Managers, such Forward Sellers or such affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreements, as applicable, through the repayment or repurchase of such other debt securities or indebtedness.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent, a Forward Seller or an affiliate of a Manager or a Forward Seller. As a result, a Manager, a Forward Seller or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.

LEGAL MATTERS
The validity of the common stock offered in this offering will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Certain legal matters will be passed upon for the Managers, the Forward Sellers and the Forward Purchasers by Latham & Watkins LLP, Chicago, Illinois.

EXPERTS
The consolidated financial statements of California Water Service Group incorporated by reference in this prospectus supplement, and the effectiveness of California Water Service Group’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The Securities and Exchange Commission (“SEC”) maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. You should read the information incorporated by reference because it is an important part of this prospectus supplement and these documents contain important information about us and our financial condition. These documents may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus supplement. We incorporate by reference the documents we have filed with the SEC listed below and all documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 16, 2025 that are required to be incorporated by reference therein;

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Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

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Current Reports on Form 8-K filed on January 29, 2025 and April 30, 2025; and

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the description of our common stock on Form 8-A filed on March 18, 1994 (under the name California Water Service Company), including any amendment or report filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.
We will provide at no cost to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct requests to:
California Water Service Group
1720 North First Street
San Jose, CA 95112-4598
Attn: Investor Relations
Phone: (408) 367-8200
You can also find these filings on our website at http://www.calwatergroup.com. However, we are not incorporating the information on our website other than these filings into this prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this document.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

PROSPECTUS
California Water Service Group
1720 North First Street
San Jose, CA 95112
408-367-8200
Common Stock
California Water Service Group may offer from time to time shares of its common stock, which are also referred to as the “securities” in this prospectus.
This prospectus provides you with a general description of the securities that may be offered. These securities may be offered in amounts, prices and on terms determined at the time of the sale. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” beginning on page 10 of this prospectus, before you make your investment decision.
The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.
California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”
Investing in these securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus, in the applicable prospectus supplement and in the documents incorporated by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 14, 2025.

Unless the context otherwise requires, throughout this prospectus the terms “we,” “us” and “our” refer to California Water Service Group.

i

ABOUT THIS PROSPECTUS
This document is called a prospectus and is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. We have not authorized anyone to provide you with any information other than that contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different, additional or inconsistent information, you should not rely on it.
This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of their respective dates, or in the case of the documents incorporated by reference, the date of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits, can be obtained from the SEC website referenced under the heading “Where You Can Find More Information.”
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

RISK FACTORS
Investing in our securities involves risks. Before making an investment decision, you should carefully review the information contained in the other sections of this prospectus and the applicable prospectus supplement. Furthermore, you should carefully consider the risk factors and other information set forth or incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2024 and our quarterly report on Form 10-Q for the quarter ended March 31, 2025, as well as other information incorporated by reference in this prospectus and the applicable prospectus supplement, as such risk factors and other information may be updated from time to time by our subsequent reports and other filings under the Securities Exchange Act of 1934 (the “Exchange Act”).
The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

ABOUT THE COMPANY
California Water Service Group is a holding company incorporated in Delaware with seven operating subsidiaries: California Water Service Company (“Cal Water”), Washington Water Service Company (“Washington Water”), New Mexico Water Service Company (“New Mexico Water”), Hawaii Water Service Company, Inc. (“Hawaii Water”), TWSC, Inc. (“Texas Water”), CWS Utility Services, and HWS Utility Services LLC. Cal Water, Washington Water, New Mexico Water, and Hawaii Water are regulated public utilities. Texas Water is a holding company with regulated and contracted wastewater utilities.
The regulated utility entities also provide some non-regulated services. CWS Utility Services and HWS Utility Services hold non-utility property and provide non-regulated services to private companies and municipalities outside of California. Cal Water was the original operating company that began operations in 1926.
Our business is conducted through our operating subsidiaries and we provide utility services to approximately two million people. The bulk of our business consists of the production, purchase, storage, treatment, testing, distribution and sale of water for domestic, industrial, public and irrigation uses, and the provision of domestic and municipal fire protection services. In some areas, we provide wastewater collection and treatment services, including treatment which allows water recycling. We also provide non-regulated water-related services under agreements with municipalities and other private companies. The non-regulated services include full water system operation, meter reading, and billing services. Non-regulated operations also include the lease of communication antenna sites, lab services and promotion of other non-regulated services.
Our principal executive office is located at 1720 North First Street, San Jose, California 95112, and our telephone number is 408-367-8200. Our common stock is traded on the New York Stock Exchange under the symbol “CWT.”

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, without limitation, working capital, construction and acquisition expenditures, investments and repurchases and redemptions of securities. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the use of the net proceeds described above, we plan to invest the net proceeds from the sale of the securities in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK
Common Stock
Our certificate of incorporation authorizes the issuance of up to 136,000,000 shares of common stock, par value $0.01 per share. There were approximately 59,570,140 shares of our common stock issued and outstanding as of March 31, 2025.
There were 1,665 stockholders of record of our common stock at April 1, 2025. Our common stock is listed on the New York Stock Exchange under the symbol “CWT.” We intend to apply to the New York Stock Exchange to list any common stock issued under this prospectus and any prospectus supplement.
Holders of our common stock are entitled to vote at all elections of directors and to vote or consent on all stockholder questions at the rate of one vote per share and are not entitled to cumulate their votes for the election of directors.
Subject to the rights, privileges, preferences, restrictions and conditions attaching to any other class or series of our securities, holders of our common stock have the right to receive any dividends we declare and pay on our common stock. They also have the right to receive our remaining assets and funds upon liquidation, dissolution or winding-up, if any, after we pay to the holders of any series of our preferred stock the amounts they are entitled to, and after we pay all our debts and liabilities.
Our common stock is subject and subordinate to any rights and preferences granted under our certificate of incorporation and any rights and preferences which may be granted to any series of preferred stock by our board pursuant to the authority conferred upon our board under our certificate of incorporation.
After all cumulative dividends are declared and paid or set apart on any series of our preferred stock which may be outstanding, the board may declare any additional dividends on our common stock out of our surplus (the excess, if any, of our net assets over total paid-in capital) or if there is no surplus, the net profits for the current fiscal year or the fiscal year before which the dividend is declared. Our board may only declare cash dividends if after paying those dividends we would be able to pay our liabilities as they become due.
The common stock issued by this prospectus and any related prospectus supplement will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. Except for any conversion rights that may be granted to any shares of our preferred stock, no holders of any of our capital stock are entitled to purchase or otherwise participate in any of our new or additional equity offerings.
Computershare Trust Company, N.A. is the transfer agent, registrar and dividend paying agent for our common stock. Its phone number is (800) 344-5128.
Preferred Stock
As of the date of this prospectus, we had 241,000 shares of authorized preferred stock, none of which were outstanding. All 241,000 shares of preferred stock are undesignated.
Pursuant to our certificate of incorporation, we may issue the undesignated shares of our preferred stock from time to time in up to eight series without stockholder approval. Subject to limitations prescribed by Delaware law, our certificate of incorporation and our amended and restated bylaws, our board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution, the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

ANTI-TAKEOVER EFFECTS OF OUR CERTIFICATE OF INCORPORATION,
AMENDED AND RESTATED BYLAWS AND DELAWARE LAW
Our amended and restated bylaws contain provisions requiring advance written notice of director nominations or other proposals by stockholders and requiring directors to be free of certain affiliations with certain of our competitors. Also, we have adopted severance arrangements with our executive officers as part of their compensation packages. Furthermore, under our certificate of incorporation, stockholders may not act by written consent, and all stockholder action must be taken at a properly called and noticed meeting of stockholders.
We are subject to Section 203 of the Delaware General Corporation Law, which provides, with certain exceptions, that a Delaware corporation may not engage in certain business combinations with a person or affiliate or associate of such person who is an “interested stockholder” for a period of three years from the date such person became an interested stockholder unless:
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the transaction resulting in the acquiring person becoming an interested stockholder, or resulting in the business combination, is approved by our board of directors before the person becomes an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after the date the person becomes an interested stockholder, the business combination is approved by our board of directors and by the holders of at least 66 2∕3% of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

An “interested stockholder” is defined as any person that is (x) the owner of 15% or more of the outstanding voting stock of the corporation or (y) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the three year period immediately prior to the date on which it sought to be determined whether such person is an interested stockholder.
Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our amended and restated bylaws; (d) any action asserting a claim governed by the internal affairs doctrine; or (e) any other action asserting an internal corporate claim, as defined in Section 115 of the Delaware General Corporation Law; in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Such exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

PLAN OF DISTRIBUTION
We may sell the securities through one or more of the following ways:
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directly to purchasers;

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to or through one or more underwriters or dealers;

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through agents; or

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through a combination of any such methods of sale.

A prospectus supplement with respect to a particular issuance of securities will set forth the terms of the offering of those securities, including the following:
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name or names of any underwriters, dealers or agents;

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the purchase price of the securities and the estimated amount of proceeds we will receive;

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any underwriting discounts and commissions; and

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any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use underwriters in the sale, the underwriters will acquire the securities for their own account and they may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriting syndicates represented by one or more managing underwriters or one or more independent firms acting as underwriters may offer the securities to the public. In connection with the sale of securities, we may compensate the underwriters in the form of underwriting discounts and commissions. The purchasers of the securities for whom the underwriters may act as agent may also pay them commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased.
If we use dealers in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will name any dealer, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of securities, and set forth any commissions or discounts we grant to the dealer.
If we use agents in the sales of the securities, the agents may solicit offers to purchase the securities from time to time. Any of these agents, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Any agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
We may designate underwriters or agents to solicit purchases of shares of our common stock for the period of their appointment and to sell securities on a periodic basis, including pursuant to “at-the-market offerings.” We will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell the shares to or through one or more underwriters or agents. During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in the applicable prospectus supplement. The terms of each such distribution agreement will be set forth in more detail in the applicable prospectus supplement. If we offer to sell shares of our common stock through another broker dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our shares. We will describe any such activities in the applicable prospectus supplement relating to the transaction. To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.
We may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to resales. The terms of those sales would be described in the applicable prospectus supplement.
If indicated in the applicable prospectus supplement, we will authorize agents, underwriters and dealers to solicit offers to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to stock purchase or delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of the contracts.
Agents, dealers and underwriters may be entitled under agreements with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business for which they receive customary compensation.
If indicated in the applicable prospectus supplement, one or more firms may offer and sell securities in connection with a remarketing upon their purchase, in accordance with their terms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. We may be obligated to indemnify the remarketing firm against certain liabilities, including liabilities under the Securities Act, and the remarketing firm may engage in transactions with or perform services for us or our subsidiaries for customary compensation.
Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.
The applicable prospectus supplement relating to each offering will set forth the anticipated date of delivery of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”) the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

LEGAL MATTERS
Gibson, Dunn & Crutcher LLP, San Francisco, California will issue a legal opinion with respect to the validity of the securities. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of California Water Service Group incorporated by reference in this prospectus, and the effectiveness of California Water Service Group’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the documents we have filed with the SEC listed below and all documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 16, 2025 that are required to be incorporated by reference therein;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

•
Current Reports on Form 8-K filed on January 29, 2025 and April 30, 2025; and

•
the description of our common stock on Form 8-A filed on March 18, 1994 (under the name California Water Service Company), including any amendment or report filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
We will provide at no cost to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to the documents unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct requests to:
California Water Service Group
1720 North First Street
San Jose, CA 95112-4598
Attn: Investor Relations
Phone: (408) 367-8200
You can also find these filings on our website at http://www.calwatergroup.com. However, we are not incorporating the information on our website other than these filings into this prospectus or any prospectus supplement.
You should rely only on the information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus or any prospectus supplement.

California Water Service Group
Common Stock
Having an Aggregate Offering Price of up to $350,000,000
PROSPECTUS SUPPLEMENT
May 14, 2025
Baird
BofA Securities
Morgan Stanley
Wells Fargo Securities
Janney Montgomery Scott
RBC Capital Markets
Blaylock Van, LLC
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